Exhibit 5.2

Energem Corp. c/o Ogier Global (Cayman) Limited	D +1 345 815 1877 E bradley.kruger@ogier.com
89 Nexus Way
Camana Bay
Grand Cayman	Reference: 500113.00003
KY1-9009 Cayman Islands

6 March 2023

Energem Corp. (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form S-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended (including its exhibits, the Registration Statement) related to the Company’s proposed business combination transaction with Graphjet Technology Sdn. Bhd. (Graphjet), a Malaysian private limited company, on the terms set out in the share purchase agreement (as amended from time to time, the Share Purchase Agreement or SPA, and the transactions contemplated therein, the Business Combination) dated as of August 1, 2022 by and among Graphjet, the Company, Swee Guan Hoo, the individuals listed on the signature page of the SPA under the heading “Selling Shareholders” (Selling Shareholders) and Lee Ping Wei.

If the Share Purchase Agreement and the issuance of up to 138,000,000 Class A Ordinary Shares of US$0.0001 par value of the Company (collectively, the Ordinary Shares) is approved by the Company’s shareholders (the Energem Shareholders) and the transactions contemplated by the Share Purchase Agreement are consummated, (i) the Company will acquire all of the issued and outstanding shares of Graphjet from the Selling Shareholders and Graphjet will become a wholly-owned subsidiary of the Company, (ii) the Company will change its name to Graphjet Technology and (iii) each of the Selling Shareholders will receive a certain number of the Ordinary Shares in consideration for the transfer of the issued and outstanding shares of Graphjet to the Company.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion, we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

As from 11 October 2022 Ogier, which was constituted as a general partnership under the laws of the Cayman Islands, converted to a limited liability partnership registered in the Cayman Islands as Ogier (Cayman) LLP.

Energem Corp.

6 March 2022

3	Opinions

On the basis of the examinations and assumptions referred to above, and subject to the qualifications set forth in Schedule 3, and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate authorisation

(b)	Once the Shareholder Approvals (as defined below) have validly been obtained, the Company will have taken all requisite corporate action under the laws of the Cayman Islands to authorise the issuance of the Ordinary Shares pursuant to the Share Purchase Agreement and in accordance with and in the manner described in the Registration Statement.

Shares

(c)	The Ordinary Shares to be issued by the Company pursuant to the Share Purchase Agreement, as contemplated in the Registration Statement, when issued by the Company upon:

(i)	receipt by the Company of the relevant consideration as set out in the Registration Statement and in accordance with the Share Purchase Agreement and the Memorandum and Articles of Association; and

(ii)	the entry of those Ordinary Shares as fully paid on the register of members of the Company, shall be validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier (Cayman) LLP

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Energem Corp.

6 March 2022

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 6 August 2021 issued by the Registrar.

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution passed by the Company on 16 November 2022 (the Existing Memorandum and Articles of Association).

3	The draft amended and restated memorandum and articles of association for the Company set out in Exhibit 3.3 to the Registration Statement (the Replacement Memorandum and Articles of Association).

4	A Certificate of Good Standing dated 3 March 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 28 July 2022 (the Resolutions).

6	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 6 March 2023 (the Register of Writs).

7	The Registration Statement.

8	The Share Purchase Agreement.

In this opinion:

●	the Registration Statement and the Share Purchase Agreement and the exhibits thereto are referred to as the Documents; and

●	the Existing Memorandum and Articles of Association, as proposed to be amended and restated by the Replacement Memorandum and Articles of Association, are referred to as the Memorandum and Articles of Association.

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Energem Corp.

6 March 2022

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Where any document has been provided to us in draft or undated form, that document has been executed by all parties materially in the form provided to us and, where we have been provided with successive drafts of a document marked to show changes from a previous draft, all such changes have been accurately marked.

6	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for or purchase any of the Ordinary Shares.

7	No monies paid to or for the account of any party under any Document or any property received or disposed of by any party to any Document in each case in connection with any Document or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised) and the Terrorism Act (Revised), respectively).

8	Prior to giving effect to the Business Combination, including by issuing the Ordinary Shares: (i) the Registration Statement (including all necessary post-effective amendments), will have become effective under the Act; (ii) the Energem Shareholders will have given all required approvals as specified in the Registration Statement, including, without limitation, approval of the NTA Proposal, the Business Combination Proposal, the Energem M&A Proposals, the Share Issuance Proposal, the Equity Incentive Plan Proposal, the Director Appointment Proposal, and, where relevant, the Adjournment Proposal (each as defined in the Registration Statement) (together, the Shareholder Approvals); (iii) all statutory documents necessary to give effect to the Business Combination will have been executed, delivered, and filed with the Registrar and all required fees and other amounts will have been paid; and (iv) all other necessary action will have been taken under all applicable laws (other than the laws of the Cayman Islands) to authorise, approve and permit the Business Combination, and any and all consents, approvals and authorisations from applicable governmental and regulatory authorities required to authorise and permit the Business Combination will have been obtained.

Status, authorisation and execution

9	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

10	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

11	In authorising the execution and delivery of the Documents by the Company, the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

12	Each Document has been duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

13	Any individuals who are parties to a Document, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Document, sign such documents and give such information.

Enforceability

14	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

15	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

16	None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (the Companies Act) of the Cayman Islands.

Share Issuance

17	The Ordinary Shares shall be issued at an issue price in excess of the par value thereof.

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Energem Corp.

6 March 2022

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator or trustee in bankruptcy in respect of the Company or any of its assets, as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

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